EXHIBIT 23.2 Consent of Independent Accountants

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 20, 2003 appearing in the Annual Report on Form 10-KSB of Sterling Group Ventures, Inc. for the year ended May 31, 2003 and to all references to our Firm included in this Registration Statement.

/s/ Cordovano and Honeck, P.C.

Cordovano and Honeck, P.C.
Denver, Colorado
May 10, 2004